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                                                                      EXHIBIT 11

             Statement Regarding Computation of Per Share Earnings


Basic

                                                                                   Year Ended September 30,
                                                                          2000           1999             1998
Weighted average outstanding shares............................           908,020         903,460         931,195
Net income (loss)..............................................       $   961,492     $ 1,299,999    $    634,874
Net income (loss) per common share.............................       $      1.06     $      1.44    $       0.68



Diluted

                                                                                   Year Ended September 30,
                                                                          2000           1999             1998
Weighted average outstanding shares............................           908,020         903,460         950,833
Net income (loss)..............................................       $   961,492     $ 1,299,999    $    634,874
Net income (loss) per common share.............................       $      1.06     $      1.44    $       0.67